Exhibit 10(t)

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

HUMANA INC.

RESTRICTED STOCK UNIT AGREEMENT WITH TIME/PERFORMANCE VESTING

AND AGREEMENT NOT TO COMPETE OR SOLICIT

UNDER THE 2011 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) made as of                      (the “Date of Grant”) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                     , an employee of the Company (hereinafter referred to as “Grantee”).

WITNESSETH:

WHEREAS, the Humana Inc. 2011 Stock Incentive Plan (the “Plan”) was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to award to Grantee Restricted Stock Units in accordance with the Plan.

NOW, THEREFORE, in consideration of the award of restricted stock to Grantee, the promises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Grantee agree as follows:

I. RESTRICTED STOCK UNIT GRANT

A. Grant. Subject to the terms and conditions hereinafter set forth, and in accordance with the provisions of the Plan, the Company hereby grants to Grantee, and Grantee hereby accepts from the Company                      Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right of the Grantee to receive (i) one (1) Share on the date of distribution provided for in Section 1.E. In addition, the Grantee shall also have the right to receive all of the cash or in-kind dividends that are paid with respect to the Shares represented by the Restricted Stock Units to which this award relates (“DERs”). Dividend equivalents with respect to any such Share shall be paid on the same date that such Share is issued to the Grantee pursuant to Section I.E. hereof. The DERs shall be subject to the same terms and conditions applicable to the Restricted Stock Units, including, without limitation, the restrictions and non-transferability, vesting, forfeiture and distribution provisions contained in Sections I.B through I.E., inclusive, of this Agreement. In the event that the Restricted Stock Units are forfeited pursuant to Section I.D. hereof, the related DER shall also be forfeited.

B. Restrictions and Non-Transferability. The Restricted Stock Units and DERs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. In addition, such Restricted Stock Units and DERs shall be subject to forfeiture in accordance with the provisions of Section I.D.

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

C. Vesting of Shares.                      of the Restricted Stock Units and the related DERs shall vest based on time (“Time-Based Restricted Stock Units”) and                      of the Restricted Stock Units and the related DERs shall vest based on performance (the “Performance-Based Restricted Stock Units”), as follows:

(a)	Subject to the terms set forth below, the Time-Based Restricted Stock Units and the related DERs shall vest in full on the earliest of (i) the third anniversary of the Date of Grant (the “Vest Date”), (ii) the death or Disability of the Grantee, or (iii) a Change in Control.

(b)	Subject to the terms set forth below, if as of the Vest Date the Grantee and the Company have achieved the performance goals to be set forth in Appendix A, the Performance-Based Restricted Stock Units and related DERs shall vest to the extent such performance goals have been achieved. Effective on the Vest Date, any portion of the Performance-Based Restricted Stock Units and the related DERs for which the performance goals set forth in Appendix A have not been satisfied shall be immediately forfeited. Upon (i) the death or Disability of Grantee, or (ii) a Change in Control, the Performance-Based Restricted Stock Units and DERs shall immediately vest at the maximum level.

D. Forfeiture. Upon the termination of Grantee’s employment with the Company prior to the time the Restricted Stock Units have vested pursuant to Section I.C., other than a termination in the event of Grantee’s Retirement, death, Disability or Change in Control, the Restricted Stock Units and DERs thereupon shall be forfeited immediately by Grantee. In the event of Grantee’s Retirement, any Restricted Stock Units and DERs that have not vested as of the date of Retirement shall remain outstanding and shall vest in accordance with Section I.C., as if the Grantee were continuing to provide services to the Company or a Subsidiary, as applicable; provided, however, that the Committee may determine, in its sole discretion, that some or all of such Restricted Stock Units and DERs held by the Grantee as of the date of Retirement shall vest.

E. Distributions. The Company shall issue to Grantee (or, if applicable, the Grantee’s estate or personal representative) Shares with respect to the Grantee’s Restricted Stock Units and dividend equivalents accrued pursuant to the DERs with respect to such Restricted Stock Units, upon the earliest of (i) the date provided in Section I.C(i) hereof, (ii) the date of the occurrence of a Section 409A Change in Control (as defined below), (iii) the date of the Grantee’s death or (iv) the date the Grantee is determined to be Disabled, provided that such Disability also constitutes being “disabled” within the meaning of Section 409A of the Code. A “Section 409A Change in Control” shall mean a Change in Control that also constitutes a “change in ownership or effective control”

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

of the Company or a “change in ownership of a substantial portion of the assets of” the Company, in each case within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary contained herein, no Shares may be transferred to any person other than the Grantee unless such other person demonstrates to the reasonable satisfaction of the Company such person’s right to the transfer.

F. Taxes. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the distribution of Shares, cash or other property or, to the extent applicable, vesting of the Restricted Stock Units or DERs hereunder, shall be paid by Grantee at such time. Notwithstanding the foregoing, Grantee acknowledges that the Company shall withhold delivery of a number of Shares with a Fair Market Value as of the distribution date equal to the Withholding Taxes required to be withheld in connection with such distribution. If, however, Grantee is eligible for Retirement (as defined in the Plan) as of the date hereof, or becomes eligible for Retirement before the vesting of this award, federal employment taxes may be required by law to be collected by the Company immediately upon grant, or immediately upon the day the Grantee becomes eligible for Retirement, as applicable.

II. AGREEMENT NOT TO COMPETE AND AGREEMENT NOT TO SOLICIT

A. Agreement Not To Compete. Grantee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Grantee’s termination of employment with the Company, Grantee shall not, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, material shareholder, investor or principal of, or consultant or independent contractor with, another entity, engage in business with, be employed by, or render any consultation or business advice or other services with respect to, any business which provides or offers products or services which compete with any Company Business, in any geographic areas in which the Company and/or any of its affiliates is then currently doing Company Business.

B. Agreement Not To Solicit. Grantee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Grantee’s termination of employment with the Company, Grantee, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, material shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

1. Interfere with the relationship of the Company and/or any of its affiliates and any of its employees, agents, representatives, consultants or advisors.

2. Divert, or attempt to cause the diversion from the Company and/or any of its affiliates, any Company Business, nor interfere with relationships of the Company and/or any of its affiliates with its policyholders, agents, brokers, dealers, distributors, marketers, sources of supply or customers.

CONFIDENTIAL TREATMENT REQUESTED.

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filed separately with the Commission.

3. Solicit, recruit or otherwise induce or influence any employee of the Company and/or any of its affiliates to accept employment in any business which competes with the Company Business, in any of the geographic areas in which the Company and/or any of its affiliates is then currently doing Company Business.

C. Definitions.

For purposes of Sections II.A and B, the following definitions apply.

1. “Company Business” shall mean any business related to a service or product offered by the Company and/or any of its affiliates during the two-year period immediately preceding the Grantee’s termination date that Grantee engaged in or rendered any consultation or business advice or other services with respect to, during Grantee’s employment with the Company and/or any of its affiliates.

2 “Geographic area” shall mean any state, commonwealth or territory of the United States or any equivalent entity in any foreign country.

D. Effect of Termination of Employment on Agreements Not to Compete and Not to Solicit.

1. In the event Grantee voluntarily resigns or is discharged by Company with Cause at any time prior to the vesting of the Restricted Stock Unit, the prohibitions on Grantee set forth in Sections II.A and II.B shall remain in full force and effect.

2. In the event Grantee is discharged by Company other than with Cause prior to the vesting herein of the Restricted Stock Unit, the prohibitions set forth in Section II.A shall remain in full force and effect only if the Company, solely at its option, pays to Grantee an amount at least equal to Grantee’s then current annual base salary, whether such amount is paid pursuant to this provision or pursuant to any other severance or separation plan or other plan or agreement between Grantee and Company.

3. In the event Grantee is discharged by Company other than with Cause prior to vesting herein of the Restricted Stock Unit, the prohibitions set forth in Section II.B above shall remain in full force and effect.

4. After the vesting of the Restricted Stock Unit, the prohibitions on Grantee set forth herein shall remain in full force and effect, except as otherwise provided in Section II.E.

E. Effect Of Change In Control on Agreements Not to Compete and Not to Solicit.

1. In the event of a Change in Control, the prohibitions on Grantee set forth in Section II.A shall remain in full force and effect only if the acquirer or successor to the Company following the Change in Control shall, solely at its option, pay, within thirty (30) days following Grantee’s employment termination date with the Company or its successor, to the Grantee an amount at least equal to Grantee’s then current annual base salary, plus Grantee’s maximum potential bonus pursuant to any bonus plan in which Grantee participated as of the date of the Change in Control. Such sums shall be in addition to any other amounts paid or payable to Grantee with respect to other change in control agreements.

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

2. In the event of a Change in Control, the prohibitions on Grantee set forth in Section II.B. shall remain in full force and effect.

F. Governing Law. Notwithstanding any other provision herein to the contrary, the provisions of this Section II of the Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflicts or choice of laws rules or principles that might otherwise refer construction or interpretation of this Section II to the substantive law of another jurisdiction.

G. Injunctive Relief; Invalidity of Any Provision. Grantee acknowledges that (1) his or her services to the Company are of a special, unique and extraordinary character, (2) his or her position with the Company will place him or her in a position of confidence and trust with respect to the operations of the Company, (3) he or she will benefit from continued employment with the Company, (4) the nature and periods of restrictions imposed by the covenants contained in this Section II hereof are fair, reasonable and necessary to protect the Company, (5) the Company would sustain immediate and irreparable loss and damage if Grantee were to breach any of such covenants, and (6) the Company’s remedy at law for such a breach will be inadequate. Accordingly, Grantee agrees and consents that the Company, in addition to the recovery of damages and all other remedies available to it, at law or in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Grantee of any covenant contained in Section II hereof. If any provision of this Section II is determined by a court of competent jurisdiction to be invalid in whole or in part, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law, and as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

H. Effect of Employment Agreement. If as of the Date of Grant, Grantee has an employment agreement with the Company or an affiliate of the Company that contains prohibitions on Grantee of the type contained in this Section II, the prohibitions of this Section II shall not apply and the prohibitions contained in such employment agreement shall remain in full force and effect.

III. MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Grantee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Grantee and all rights granted to Grantee and to the Company shall be binding upon Grantee’s heirs and legal representatives.

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and the provisions of Section II hereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. This Agreement shall also be governed by, and construed in accordance with, the terms of the Plan.

D. No Employment Agreement. Nothing herein confers on the Grantee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Grantee’s employment or other service at any time.

E. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

F. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Grantee and any person or persons claiming through Grantee as to any rights hereunder.

G. Execution. If Grantee shall fail to execute this Agreement, either manually with a paper document, or through the online grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has executed this Agreement, each as of the day first above written.

“Company”

ATTEST:	HUMANA INC.

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

BY:	/s/ Joan O. Lenahan	BY:	/s/ Bruce D. Broussard
	JOAN O. LENAHAN		BRUCE D. BROUSSARD
	Vice President and Corporate Secretary		President & Chief Executive Officer

“Grantee”

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been filed separately with the Commission.

***** Includes confidential material omitted and filed separately with the Commission.

APPENDIX A

Payout Matrix for Performance-Based Restricted Stock Units

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